Exhibit 10.2

RESTRICTED STOCK AGREEMENT

AGREEMENT made as of the May 17, 2006, between SEQUIAM CORPORATION, a California corporation (the “Company”), and Mark L. Mroczkowski (“Employee”).

1. Award.

(a) Shares. In consideration of accrued and unpaid salary of $740,102.00 owed to employee under the terms of the Amended And Restated Employment Agreement (the “Agreement”), together with interest thereon in the amount of $108,002.00, the Company shall issue 3,392,416 shares, based on the conversion price of $0.25 per share (the “Restricted Shares”) of the Company's common stock, par value $0.001 per share (“Stock”), as hereinafter provided in Employee's name subject to certain restrictions thereon.

(b) Issuance of Restricted Shares. The Restricted Shares shall be issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement.

(c) Agreement Incorporated. Employee acknowledges receipt of a copy of the Agreement, and agrees that this award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Agreement, including future amendments thereto, if any, pursuant to the terms thereof, which Agreement is incorporated herein by reference as a part of this Agreement.

2. Restricted Shares.

Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a) Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee's employment with the Company for a reason other than those set forth in the first sentence of subparagraph (c) of this Paragraph 2, Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

(b) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares eighteen months from the date of this agreement provided that Employee has been continuously employed by the Company from the date of this Agreement through the lapse date.

(c) Notwithstanding the provisions of subparagraph (b) of Paragraph 2, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the occurrence of a Corporate Change (as such term is defined in the Agreement), or (ii) the date Employee's employment with the Company is terminated by reason of death, disability (disability being defined as being physically or mentally incapable of performing Employee's usual duties as an employee, with such condition likely to remain continuously and permanently, as determined by the Committee which administers the Agreement (the “Committee”)), or (iii) involuntary termination by the Company other than for Cause or (iv) Employee's termination of his employment with the Company (y) because of a material breach by the Company of any material provision of any employment agreement between the Company and Employee which remains uncorrected for thirty (30) days following written notice of such breach by Employee to the Company or (z) within six (6) months of a material reduction in Employee's rank or responsibilities with the Company. For purposes of this Agreement, the term “Cause” shall mean any of (i) Employee's gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement, (ii) Employee's final conviction of a felony; or (iii) Employee's material breach of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice to Employee by the Company of such breach.

(d) Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in Employee's name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Employee shall have voting rights and shall be entitled to receive all dividends unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement. The certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Agreement and this award. Upon request of the Committee or its delegate, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend in the name of Employee for the shares upon which Forfeiture Restrictions lapsed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

3. Withholding of Tax.

To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or shares of unrestricted Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

4. Status of Stock.

Employee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would be in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares. If Employee desires to sell any shares of Common Stock acquired pursuant to the provisions of this Agreement upon which restrictions have theretofore lapsed and if such shares may not be sold on the open market without registration pursuant to applicable securities laws, then the Company shall, within five (5) days after notice from the Employee indicating his intention to sell such shares and the number of shares to be sold, purchase for cash such shares at a price per share based on the closing sales price for shares of Common Stock traded on the NASDAQ OTC:BB on the date of receipt by the Company of said notice.

5. Employment Relationship.

For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company or any successor corporation. The Committee whether and when there has been a termination of such employment, and the cause of such termination, shall determine any question as to, and its determination shall be final.

6. Committee's Powers.

No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Agreement or resolutions adopted in furtherance of the Agreement, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

7. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

8. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, excluding any conflict-of law rule or principle that might refer to the laws of another State or country.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

Sequiam Corporation
By: ___________________________
Nicholas H. VandenBrekel
Chairman of the Board and
Chief Executive Officer

______________________________
Mark L. Mroczkowski
Employee

Please Check Appropriate Item (One of the boxes must be checked):

_____I do not desire the alternative tax treatment provided for in the Internal Revenue Code Section 83(b).

_____*I do desire the alternative tax treatment provided for in Internal Revenue Code Section 83(b) and desire that forms for such purpose be forwarded to me.

* I acknowledge that the Company has suggested that before this block is checked that I check with a tax consultant of my choice.

Please furnish the following information for shareholder records:

________________________________________ _____- ___- ______
(Given name and initial must be used Social Security Number
for stock registry) (if applicable)

_________________________________________________________
Address (Zip Code) Day phone number

United States Citizen: Yes___ No___